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                                                                     Exhibit 5.1

                                December 9, 1998


Natco Industries, Inc.
1800 Moler Road
Columbus, Ohio 43207-1678

         Re: Acquisition of American Eagle Outfitters, Inc.

Gentlemen:

         This opinion is furnished with respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Natco Industries, Inc. ("Natco") with the Securities and Exchange Commission related to the registration of up to 16,279,300 shares of Natco common stock, $.01 par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Thorn Hill Acquisition Corp., a wholly owned subsidiary of Natco ("Acquisition"), with and into American Eagle Outfitters, Inc. ("American Eagle"), which will, at the time of the consummation of the Merger, be a wholly owned subsidiary of Natco.

         We are counsel for Natco and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of November 30, 1998, among Natco, Acquisition, and American Eagle (the "Merger Agreement"), Natco's Amend and Restated Certificate of Incorporation and Amend and Restated Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Agreement by the stockholders of American Eagle and Natco;

         (b) upon compliance with the Securities Act of 1933, as amended, and with the Securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

         (c)      at the "Effective Time," as defined in the Merger Agreement;

the Stock, when issued and delivered as provided in the Merger Agreement in accordance with the resolutions heretofore adopted by the Board of Directors of Natco, will be legally issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus/Proxy Statement included in the Registration Statement.

                                   Very truly yours,


                                   /s/ Porter, Wright, Morris & Arthur
                                   -----------------------------------
                                   PORTER, WRIGHT, MORRIS & ARTHUR